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                                                                    Exhibit 10.3

                                 PROMISSORY NOTE


$168,000,000.00                                                December 22, 2000


          FOR VALUE RECEIVED, the undersigned, MERISANT COMPANY 2 SARL, a limited liability company organized and existing under the laws of Switzerland ("BUYER"), HEREBY PROMISES TO PAY to the order of Merisant Company, a Delaware corporation (the "SELLER") the principal amount of $168,000,000.00 (One Hundred Sixty-Eight Million U.S. DOLLARS and NO CENTS) on the earlier to occur (the "Maturity Date") of (i) Seller's demand therefor or (ii) December 22, 2006.

          The Buyer further promises to pay interest on the unpaid principal amount of indebtedness evidenced hereby from the date hereof until the same shall have been paid in full at an interest rate equal to the per annum rate of interest publicly announced from time to time by Canadian Imperial Bank of Commerce as its prime rate in effect at its principal office in New York City, which interest shall be calculated monthly, in arrears, on the basis of a 365- (or 366-, as the case may be) day year and actual days elapsed. Any change in such rate of interest shall be effective as of the opening of business on the effective day of such change. Accrued interest shall be payable on the 25th day of each calendar month, commencing on January 25, 2001 and on the Maturity Date or, if earlier, the date the principal amount evidenced hereby is paid in full and this Promissory Note is cancelled.

          The Buyer shall have the right, at any time and from time to time, at its option to make prepayments, in whole or in part, without premium or penalty, of the principal amount owing under this Promissory Note.

          All payments of principal and interest in respect of this Promissory Note shall be made to the Seller in lawful money of the United States of America, in same day funds, for the account of the Seller to Wachovia Bank, Winston-Salem, North Carolina, USA, Account No. 1864-047859, ABA # 053100494, Ref. Lock Box # 945537 (Merisant Company), or at such other place as may, from time to time, be designated by the Seller. The original principal amount of the indebtedness evidenced hereby, and all payments made on account of principal thereof, shall be recorded by the Seller on its books and records.

          This Promissory Note is secured pursuant to that certain Security Agreement of even date herewith (the "Security Agreement") and reference is hereby made to the Security Agreement for a description of the property and interests in property of the Buyer in which a security interest has been granted, the nature and extent of the security, the terms and conditions on which the security interests were granted and the rights of the Seller in respect thereof.

          If any of the following events (each an "Event of Default") shall occur and be continuing:

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          (a) the Buyer shall fail to pay any (i) principal on the due date therefor in accordance with the terms hereof or (ii) accrued interest hereunder within five (5) days after the same becomes due and payable in accordance with the terms hereof;

          (b) the Buyer shall default in the observance or performance of the Security Agreement in accordance with its terms and such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Seller to the Buyer is delivered;

          (c) the Security Agreement shall cease, for any reason, to be in full force and effect or the Buyer shall so assert or any security interest created thereunder shall cease to be enforceable and of the same effect and priority purported to be created thereby;

          (d) Buyer shall commence, or have commenced against it, any case, proceeding or other action under any existing or future lay of any jurisdiction relating to bankruptcy, insolvency, reorganiztion or relief of debtors, seeking to have an order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets or Buyer shall make a general assignment for the benefit of its creditors, which with respect to any case, proceeding or other such action commenced against it, results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

          (e) there shall be commenced against Buyer any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or a substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days after the entry thereof, then with respect to any such Event of Default specified in clause (d) above, all amounts owing under this Promissory Note shall immediately become due and payable and, with respect to all other such Events of Default, the Seller may declare all amounts owing under this Promissory Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          All notices, requests and demands to or upon the Buyer shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered or three (3) calendar days after being deposited with an international courier service, delivery charges prepaid, or, in the case of telecopy notice, when received, addressed to the Buyer at Merisant Company 2 Sarl, c/o Dynafisc SA, Promenade-Noire 1, CH-2000, Neuchatel, Switzerland,
Attention: Marcus Vischer, Telecopy ____________ and Telephone ____________ with a copy to Carl W. Warschausky, Merisant Company, The Merchandise Mart, Suite 900, 200 World Trade Center, Chicago, Illinois 60654-1001, or in each case to such other address as the referenced party shall designate by written notice.

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          Demand, presentment, diligence, protest and notice of nonpayment are hereby waived by the Buyer to the extent permitted by applicable law. No failure to exercise and no delay in exercising, on the part of Seller, any right, remedy, power or privilege hereunder or under the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege by or on behalf of the Seller. The rights, remedies, powers and privileges provided herein and in the Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          Buyer hereby irrevocably and unconditionally (i) submits for itself and its property in any legal action or proceeding relating to this Promissory Note and the Security Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(iii) agrees that service of process in any such action or proceeding may be effected by delivery of a copy thereof to the Buyer by registered or certified mail (or any substantially similar form of mail) or courier, postage or courier charges prepaid, to its address at c/o Merisant Company, 800 North Lingbergh Boulevard, St. Louis, Missouri 63167, Attn: General Counsel, Telecopy No. 314-694-5926, or to such other address of which Buyer has notified the Seller in writing; (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph any special, exemplary, punitive or consequential damages.

          Buyer is subject to civil and commercial law with respect to its obligations under this Promissory Note and the Security Agreement and the execution, delivery and performance by Buyer of this Promissory Note and the Security Agreement constitute and will constitute private and commercial acts and not public or governmental acts. Neither the Buyer nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which Buyer is organized and existing in respect of its obligations under this Promissory Note and the Security Agreement. Buyer hereby waives every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court and from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which the Buyer is organized and existing in respect of its obligations under this Promissory Note and the Security Agreement.

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          THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK. THE BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PROMISSORY NOTE.

          This Promissory Note shall be binding on the Buyer, its successors and assigns and shall inure to the benefit of the Seller, its successors and assigns. In no event may the Buyer assign or transfer any of its obligations under this Promissory Note without the prior written consent of the Seller.

          IN WITNESS WHEREOF, Buyer has caused this Promissory Note to be executed and delivered by its duly authorized officer as of the day and year first above written.

                                         MERISANT COMPANY 2 SARL


                                         By    /s/ M. Vischer
                                           -----------------------------------
                                           Name:    M. Vischer
                                           Title:   Director

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OFFICIAL CERTIFICATION

Seen for authentication of the reverse side signature, affixed in our presence by

MARKUS VISCHER, DR.IUR., citizen of Switzerland (Basle), in CH-8050 Zurich, Affolterstrasse 166, (who is personally known to us),

who, according to the extract shown to us from the Commercial Register dated 19 December 2000 is entered in the Commercial Register as sole Director with the right to sign individually for the

MERISANT COMPANY 2 SARL, having its registered domicile in Neuchatel
(Switzerland)

Zurich, this 21th of December 2000

B No. 2924                               NOTARIAT FLUNTERN-ZURICH
Fee: Fr. 20.--
                                         /s/ U. Neuenschwander

                                         U. Neuenschwander, Deputy Notary Public

[Seal]

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